UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2018

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8620 Spectrum Center Blvd. San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2018 Retention and Incentive Grants
On October 11, 2018, the Board of Directors of the Company granted awards (the “Retention Awards”) under the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended, to the Company's named executive officers (“NEOs”) as inducement to retain the NEOs and incent them to help close the transactions previously announced regarding the conversion of Ashford University to a California not-for-profit California public benefit corporation, the related separation of Ashford University from the Company, and subsequent transformation of the Company to an education technology services company. The Retention Awards are comprised of (i) restricted stock units (“RSUs”) and (ii) market stock units (“MSUs”), and the total value of such awards are apportioned approximately one-half each in the form of RSUs and MSUs. The estimated dollar amount, the number of RSUs, the target number of MSUs to vest with these Retention Awards are shown below:

Name	2018 Retention Award (estimated $ at vesting of RSUs and target number of MSUs)	RSUs	Target Number of MSUs
Andrew S. Clark	1,550,000	80,980	68,340
Kevin Royal	475,000	24,820	20,940
Diane L. Thompson	375,000	19,590	16,530
Thomas McCarty	375,000	19,590	16,530
Anurag Malik	350,000	18,290	15,430
The RSUs are subject to an 18-month vesting schedule, with all RSUs vesting on April 11, 2020, the date which is 18 months from October 11, 2018, the date of grant (the “Grant Date”). The MSUs are subject to an up to 30-month vesting schedule, with all of the MSUs vesting on the date that is 12 months after the Closing (as defined below), provided that the Closing occurs on or before April 11, 2020. If the Closing does not occur on or before April 11, 2020, no MSUs will vest.
In addition to the requirement that the Closing occurs prior to April 11, 2020, the vesting of the MSUs is also subject to a threshold, a ten percent discount and a cap. The MSUs have a threshold which provides that if the Company’s stock price declines by more than 40%, no MSUs will vest. In addition, the MSUs are subject to a ten percent discount; for example if there is no change in share price, the number of MSUs that vest is 90% of the Target Number of MSUs, and if the share price increases 210%, the number of MSUs that vest is 200% of the Target Number of MSUs granted. The MSUs also have a cap which provides that the maximum number of MSUs that may vest are capped at 200% of the Target Number of MSUs granted.
The “Closing” is defined as (1) the receipt of identified regulatory approvals; (2) the execution of a plan of conversion and services agreements between the Company and Ashford University after all required approvals from the Board of Directors of the Company and Board of Trustees of Ashford University have been received, and (3) the filing of the conversion documents.
Subject to the conditions and restrictions described above, on the first anniversary of the Closing the respective Target Number of MSUs multiplied by: (i) the 20-day average closing price of the Company’s common stock divided by $9.57, minus (ii) 0.1, shall vest for each NEO shown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2018		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel